Exhibit 99.1

AudioEye, Inc. Announces Changes to Management Team and Board of Directors

TUCSON, Arizona — April 27, 2015 - AudioEye, Inc. (OTCQB: AEYE) (“AudioEye”) (the “Company”), creator of patented audio browsing and automated publishing and accessibility technology platforms, today announced a number of changes to its management team and the resignation of an independent member of its Board of Directors.

Effective April 24, 2015, Nathaniel Bradley resigned his position as Chief Executive Officer and President of AudioEye.  Subsequent to his resignation, the Board of Directors appointed Mr. Bradley to serve as Founder, Chief Innovation Officer and Treasurer.  Mr. Bradley will also continue to serve as a member of AudioEye’s Board of Directors.

Effective April 24, 2015, the Board of Directors appointed Sean Bradley to serve as President of AudioEye.  He will continue to serve in his current roles as Chief Technology Officer and Secretary.

Effective April 24, 2015, James Crawford submitted his resignation as Chief Operating Officer and Treasurer of AudioEye.  He will continue to work with AudioEye as a consultant.

Effective April 21, 2015, Matthew Mellon II resigned as an independent member of AudioEye’s Board of Directors.  Mr. Mellon’s resignation was not predicated on any disagreements or objections related to AudioEye’s operations, policies or practices.

The Company also announced that David Kovacs has agreed to work with the Executive Chairman, Carr Bettis, as a Strategic Consultant.  Mr. Kovacs has 15 years of investment banking, private equity and operational management experience.  He has, and continues to, lecture at many of the leading investment banks, private equity firms, sovereign wealth funds and government agencies.  In 2012, Mr. Kovacs was appointed as the leading learning advisor for the Securities and Exchange Commission, assessing and implementing solutions for examiners, accountants, and attorneys working for the agency.

“I am very pleased with the operational accomplishments that have been achieved at AudioEye during the past month,” noted Carr Bettis, the Company’s Executive Chairman.  “We believe these new management changes will also more closely align executive capabilities with strategic responsibilities that are critical to our long-term success.  I am pleased to have David Kovacs join our team as a Strategic Consultant and expect to work very closely with him as we position AudioEye to realize the full potential of its technology and solutions that make the Web more accessible.  I would also like to express my sincere appreciation for the contributions of Nate Bradley, Jim

Crawford and Sean Bradley and look forward to even greater progress by AudioEye with these members of our team in their new roles.”

“On behalf of AudioEye’s board and management team, I also want to thank Matt Mellon for his contributions as an independent director and express everyone’s appreciation for the ongoing support of the Board of Directors and the Advisory Board.”

“The management changes announced today should better position AudioEye for the mass commercialization of its accessibility technologies as we pursue value expansion, efficiencies and scale,” concluded Mr. Bettis.

About AudioEye, Inc

The AudioEye Web A11y Management Platform™ provides publishers full control over the accessibility of their web assets and web environments, allowing the publisher to recognize, remediate and report its real-time accessibility status.

AudioEye is the creator of the world’s most inclusive, cloud-based, cross-platform/cross-browser, audible reader solution for accessible web browsing. AudioEye’s flagship product improves the user-friendliness of the web for all users, regardless of their unique abilities.

Whether an individual seeking improved access and usability, or a publisher looking to ensure the highest level of accessibility compliance and reach across electronic information technologies, AudioEye is Your Web Accessibility Ally™.

AudioEye’s common stock trades on the OTCQB under the symbol “AEYE”. Please visit www.audioeye.com for more information.

The company maintains offices in Tucson, Atlanta and Washington, D.C.

Forward-Looking Statements

This release includes forward-looking statements contained within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding AudioEye’s expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions, are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond AudioEye’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in AudioEye’s Form 10-K for the twelve months ended December 31, 2013 and other report filings with the SEC. AudioEye is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Carr Bettis

Executive Chairman
AudioEye, Inc.
(866) 331-5324

or

RJ Falkner & Company, Inc.
Investor Relations Counsel
(830) 693-4400
info@rjfalkner.com